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                                                                   EXHIBIT 10.23

                               PROMISSORY NOTE

$200,000.00                                                 February 27, 2001

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     1. FOR VALUE RECEIVED, the undersigned, Samuel D. Horgan, an individual
(the "Borrower"), hereby promises to pay to the order of Cheap Tickets, Inc., a Delaware corporation (the "Lender"), at the Lender's address of 1440 Kapiolani Boulevard, Suite 800, Honolulu, Hawaii 96814, or at such other place as the Lender from time to time may designate, in lawful money of the United States and in immediately available funds, the principal amount of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) with no interest thereon from the date the proceeds of the loan evidenced by this Promissory Note (this "Note") are disbursed until the earlier of maturity (whether such maturity is scheduled or accelerated) or the termination of Borrower's employment with the Lender.

     2. The entire unpaid principal balance and any other sums outstanding under this Note shall be due and payable upon February 27, 2004.

     3. Principal, any interest, and all other sums owed to the Lender under this Note shall be evidenced by entries in records maintained by the Lender for such purpose.

     4. Any interest and fees shall be calculated for actual days elapsed on the basis of a 365-day year. In no event shall the Borrower be obliged to pay interest at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

     5. The Borrower may prepay some or all of the principal under this Note without penalty or premium.

     6. From and after the earlier of maturity of this Note, whether scheduled or accelerated, or the termination of Borrower's employment with the Lender, all sums then due and payable under this Note, including all principal and all accrued interest, shall bear interest at a rate of Ten Percent (10%) per annum until paid in full.

     7. This Note is issued pursuant to and governed by that certain Employment Letter dated as of February 5, 2001, by and between the Lender and the Borrower, and subsequently amended on February 15, 2001 (the "Employment Letter"). At each of the first three (3) anniversaries of this Note, one-third (1/3) of the principal amount payable by Borrower under this Note shall be forgiven by the Lender, provided that Borrower is employed with the Lender on such anniversary. Notwithstanding the foregoing, Borrower shall be entitled to forgiveness of one-third (1/3) of the principal amount payable by Borrower under this Note on any of the three (3) anniversaries if in the year preceding such anniversary, Borrower was employed with the Lender for at least six (6) months.

          Borrower and the Lender agree that the forgiveness of any portion of this Note hereunder shall be treated as if the Lender paid to Borrower an amount equal to the
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amount forgiven (the "Forgiveness Payment") and Borrower paid the Forgiveness
Payment to the Lender to reduce the principal amount outstanding on this Note, and any Forgiveness Payment shall be reportable to Borrower as compensation income for income tax purposes. The Lender shall pay to Borrower, on or before the last day of the calendar year with respect to which any Forgiveness Payment is reportable, an amount (the "Gross-Up Payment") such that, after the payment of federal, state and local income and employment taxes on such amount, Borrower shall have received amounts free and clear of such taxes equal to the Forgiveness Payment; provided that the Lender may withhold from any Gross-Up Payment any federal, state, local income and employment taxes required to be withheld from the Gross-Up Payment and the Forgiveness Payment (in aggregate) and paid over to governmental authorities.

          For purposes of determining the amount of any Gross-Up Payment, Borrower shall be deemed (i) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and (ii) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. The Lender and Borrower shall cooperate in good faith to determine the amount of any Gross-Up Payment payable hereunder. If the Lender and Borrower cannot agree on the amount of any Gross-Up Payment so payable, the Lender and Borrower shall mutually select an independent accounting firm to make the determination.


          Notwithstanding anything herein to the contrary, the maximum Gross-Up Payment payable by the Lender to Borrower shall not exceed one hundred percent (100%) of the amount forgiven.

          Borrower agrees to use the total loan amount hereunder for the purposes of purchasing a residence in Honolulu, Hawaii.

          8. If the Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of the Lender's rights, or of any breach, default or failure of condition of or under this Note. All of the Lender's remedies in connection with this Note or under applicable law shall be cumulative, and the Lender's exercise of any one or more of those remedies shall not constitute an election of remedies. The illegality or unenforceability of any provision of this Note or any related document shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Note or any related document.

          9. This Note inures to and binds the heirs, legal representatives, successors and assigns of the Borrower and the Lender; provided, however, that the Borrower may not assign this Note, or assign or delegate any of its rights or obligations, without the prior written consent of the Lender in each instance. The Lender in its sole discretion may transfer this Note without notice to or the consent of the Borrower.
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         10. This Note is governed by the laws of the State of Hawaii, without regard to the choice of law rules of that State.

         11. Any dispute, controversy or claim arising out of or relating in any manner to this Note or the loan shall be resolved pursuant to the terms of the Employment Letter.



                              By:   /s/ Samuel D. Horgan
                                 ---------------------------------
                              Name:  Samuel D. Horgan
                              Address:  1440 Kapiolani Boulevard,
                                        Suite 800
                                        Honolulu, Hawaii  96814

NOTEHOLDER:

CHEAP TICKETS, INC.,
a Delaware corporation


By:  /s/ Sam E. Galeotos
   ------------------------------------------
Name:  Sam E. Galeotos
Title:  President and Chief Executive Officer

MAILING ADDRESS:

Cheap Tickets, Inc.
1440 Kapiolani Boulevard, Suite 800
Honolulu, Hawaii  96814
Attn:  Sam E. Galeotos